Exhibit 99.2

Interpace Diagnostics Announces Pricing of Public Offering to Raise $3.6 Million

PARSIPPANY, N.J., February 3, 2017 -- Interpace Diagnostics Group, Inc. (IDXG)(“Interpace” or the “Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services, today announced the pricing of an underwritten public offering of 1,200,000 shares of common stock with a public offering price of $3.00. The Company expects to receive gross proceeds of approximately $3.6 million, before deducting underwriting discounts and commissions and other estimated offering expenses. The Company has granted the representative of the underwriters an over-allotment option to purchase up to an additional 108,000 of the shares of its common stock. The offering is expected to close on or about February 8, 2017, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering. Roth Capital Partners is serving as financial advisor to Interpace.

Interpace intends to use the net proceeds of the offering for working capital, repayment of indebtedness and other liabilities, and general corporate purposes.

The shares of common stock described above are being offered under the Company’s shelf registration statement on Form S-3 (No. 333-207263), including a base prospectus, previously filed with and declared effective by the U.S. Securities and Exchange Commission (“SEC”). The shares are being offered by means of a prospectus supplement and accompanying prospectus, forming a part of the effective registration statement. The prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the website of the SEC at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying prospectus, when available, also may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745. Before you invest, you should carefully read the prospectus supplement and the accompanying prospectus in that registration statement and other documents Interpace has filed or will file with the SEC for more complete information about Interpace and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Interpace Diagnostics Group, Inc.

Interpace provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for better patient diagnosis and management. The Company currently has three commercialized molecular tests: PancraGen®, for the evaluation of pancreatic cysts and assessment of risk of concomitant or subsequent cancer; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace’s mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science.

Morris Corporate Center 1, Building A, 300 Interpace Parkway, Parsippany, New Jersey 07054

Phone: 862-207-7800 • Toll Free: 800-242-7494 • www.interpacediagnostics.com

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company’s ability to adequately finance the business, its ability to restructure its debt and other obligations, the market's acceptance of its molecular diagnostic tests, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and our ability to maintain our NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company's filings with the SEC, including without limitation, the Annual Report on Form 10-K filed with the SEC on March 30, 2016, as amended on April 29, 2016 and June 14, 2016, the Quarterly Report on Form 10-Q filed with the SEC on November 17, 2016, and the prospectus supplement and accompanying prospectus related to the offering that will be filed with the SEC. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

 CONTACTS:

Victor Roberts
RedChip Companies
407.644.4256, ext. 111
victor@redchip.com

Morris Corporate Center 1, Building A, 300 Interpace Parkway, Parsippany, New Jersey 07054

Phone: 862-207-7800 • Toll Free: 800-242-7494 • www.interpacediagnostics.com